UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2025

Eco Bright Future Inc.

(Exact name of registrant as specified in its charter)

Wyoming	000-54457	87-2595314
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

World Trade Center El Salvador Calle El Mirador 87 Ave Norte San Salvador El Salvador	00000
Address of principal office executive offices	Zip Code

Registrant’s telephone number, including area code: (727) 692-3348

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 19, 2025 the Board of directors of Eco Bright Future Inc. (“the Company”) voted to add Alexander Borodich to the board of Directors and as an officer of the company. Mr. Borodich will serve as Chairman.

Mr. Borodich brings significant experience in management of technological companies and has been a crucial piece of the business plan of the Company. He has over 25 years experience growing technology businesses and has been a part of many successful start up companies. His experience and knowledge will be vital to the success of the Company.

Mr. Borodich also holds an Executive Master of Business Administration Degree from the Stockholm School of Economics.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGISTRANT NAME
Date: 8/22/25	By: /s/ George Athanasiadis Name: George Athanasiadis Title: CEO/Director